POWER OF ATTORNEY

The undersigned hereby appoints each of Jeffrey B. Coyne, and Abhishek Arora, signing singly, his or her true and lawful attorney-in-fact to:

1. apply for and obtain on behalf of the undersigned the necessary access codes to file Forms 3, 4, 5 and 144, pursuant to Section 16(a) of the Securities Exchange Act of 1934 and Rule 144 of the Securities Act of 1933, respectively, electronically via the EDGAR system pursuant to Regulation S-T and the rules thereunder, and

2. act in a filing agent capacity to perform any and all acts for and on behalf of the undersigned which may be necessary to complete the filing of any such Form 3, 4, 5 and 144 with the U.S. Securities and Exchange Commission and any other authority in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and Rule 144 of the Securities Act of 1933.

The undersigned hereby grants to each attorney-in-fact the full power and authority, for the undersigned and on behalf of the undersigned, to perform all acts necessary and proper to be done in the exercise of the rights and powers hereby granted.

The undersigned acknowledges that the foregoing individuals are acting under this Power of Attorney at the request of the undersigned and are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 of the Securities Act of 1933.

Each attorney-in-fact shall be authorized to act under this Power of Attorney only so long as such attorney-in-fact is an employee of MediaAlpha, Inc. or its subsidiaries or until such time as this Power of Attorney has been revoked, annulled or set aside.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 28 day of September, 2026.

Name: Tigran Sinanyan

CALIFORNIA ACKNOWLEDGMENT **CIVIL CODE § 1189**

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of LOS ANGELES }

On Sept, 28, 2026 before me, TANU ARORA,
Date — Here Insert Name and Title of the Officer

personally appeared TIGRAN SINANYAN
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

TANU ARORA
Notary Public - California
Los Angeles County
Commission # 2549861
My Comm. Expires Mar 14, 2030

Place Notary Seal and/or Stamp Above

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature]
Signature of Notary Public

OPTIONAL

Completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document: P.O.A

Document Date: ________ Number of Pages: ________

Signer(s) Other Than Named Above: ________

Capacity(ies) Claimed by Signer(s)

Signer's Name: TIGRAN SINANYAN.	Signer's Name: ________
☐ Corporate Officer – Title(s): ________	☐ Corporate Officer – Title(s): ________
☐ Partner – ☐ Limited ☐ General	☐ Partner – ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact	☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator	☐ Trustee ☐ Guardian or Conservator
☐ Other: ________	☐ Other: ________
Signer is Representing: ________	Signer is Representing: ________